Exhibit 21.1

SUBSIDIARIES OF 6922767 HOLDING S. à. r.l.

The following table sets forth the name and state or other jurisdiction of incorporation of 6922767 Holding S. à. r.l.’s subsidiaries. Except as otherwise indicated, each subsidiary is wholly owned, directly or indirectly, by 6922767 Holding S. à. r.l. and does business under its corporate name.

0733526 BC Ltd.	Canada

0770436 B.C. Ltd.	Canada

297303 British Columbia Limited	Canada

38286 Bermuda Ltd.	Bermuda

Australian Helicopters Trust	Australia

Aviation Personnel Recruitment & Management (APRAM) Ltd.	Cyprus

Aviation Services Africa Limited	Mauritius

BHH – Brazilian Helicopter Holdings SA*	Brazil

BHS – Brazilian Helicopter Services Taxi Aereo SA*	Brazil

Bond Helicopter Services	Scotland

Bond Rotary Wing Limited	England and Wales

Brintel Helicopters Limited	Scotland

Canadian Helicopters Philippines Intl. Inc.**	Philippines

Capital Aviation Services B.V.	Netherlands

CHC Helicopters (Mauritius) Limited	Mauritius

CHC (Cameroon) S.A.**	Cameroon

CHC (Chad) S.A.	Chad

CHC Australia Pty. Limited	Australia

CHC Capital (Barbados) Limited	Barbados

CHC Cayman Investments I Ltd.	Cayman

CHC Den Helder B.V.	Netherlands

CHC Denmark ApS (aka Brintel Aps)**	Denmark

CHC Global Operations (2008) Inc.	Canada

CHC Global Operations (Cyprus) Limited	Cyprus

CHC Global Operations (Netherlands) B.V.	Netherlands

CHC Global Operations Canada (2008) Inc.	Canada

CHC Global Operations Canada Inc.	Canada

CHC Global Operations International Inc.	Canada

CHC Helicopters (Africa) (Pty) Ltd.	South Africa

CHC Helicopters (Africa) Equatorial Guinea Inc. (Formerly CHC Helicopters International Equatorial Guinea Inc.)*	Equatorial Guinea

CHC Helicopters (Barbados) Limited	Barbados

CHC Helicopters Canada Inc.**	Canada

CHC Helicopters Netherlands B.V.**	Netherlands

CHC Helikopter Service AS (formerly CHC Norway AS)	Norway

CHC Holding (UK) Limited (formerly Canadian Helicopters (UK) Limited)	Scotland

CHC Holding NL B.V.	Netherlands

CHC Hoofddorp B.V.	Netherlands

CHC Ireland Limited**	Ireland

CHC Labuan Inc.	Malaysia

CHC Leasing (Barbados) Limited	Barbados

CHC Leasing (Ireland) Limited (formerly Justinvale Limited)	Ireland

CHC Netherlands B.V.	Netherlands

CHC Norway Acquisition Co AS**	Norway

CHC Reinsurance S.A.	Norway

CHC Scotia Limited**	England and Wales

CHC Search and Rescue Limited	England & Wales

CHC South East Asia Company Limited*	Thailand

CHC Sweden AB	Sweden

Court Air (Proprietary) Limited	South Africa

Court Helicopter Services (Proprietary) Limited	South Africa

EEA Helicopter Operations B.V.**	Netherlands

Flight Handling Limited	Scotland

FR Horizon Swapco Ltd.	Cayman

Helicopter Services Group AS	Norway

Helideck Certification Agency Limited*	Scotland

Helikopter Service AS (formerly Scancopter AS)	Norway

Heli-One (Aruba) A.V.V.	Aruba

Heli-One (Europe) AS	Norway

Heli-One (Netherlands) B.V.	Netherlands

Heli-One (Norway) AS	Norway

Heli-One (U.S.) Inc.	Delaware

Heli-One (UK) Limited	Scotland

Heli-One American Leasing Inc.	Canada

Heli-One American Support, LLC	Delaware

Heli-One Australia Pty. Limited	Australia

Heli-One Canada Inc.	Canada

Heli-One Defence B.V.	Netherlands

Heli-One Holdings (UK) Limited	England & Wales

Heli-One Inc.	Canada

Heli-One Leasing (Norway) AS	Norway

Heli-One Leasing Inc.	Canada

Heli-One USA Inc.	Texas

Heliworld Leasing Limited	England & Wales

Horizon I Participações Ltda.*	Brazil

Integra Leasing AS	Norway

Inter Aviation Support (IAS) Ltd.	Cyprus

Lloyd Bass Strait Helicopters Pty Ltd.	Australia

Lloyd Helicopter Services Limited	Scotland

Lloyd Helicopter Services Pty. Ltd.	Australia

Lloyd Helicopters International Pty Ltd.	Australia

Lloyd Helicopters Pty. Ltd.	Australia

Lloyd Off-Shore Helicopters Pty. Ltd.	Australia

Luchthaven Den Helder C.V.*	Netherlands

Management Aviation Limited	England and Wales

Nigeravia S.A.**	Netherlands

North Denes Aerodrome Limited	England and Wales

OSCO & CHI Arabian Co. Ltd.*	Saudi Arabia

Schreiner Airtax Argentina S.A.**	Netherlands

Schreiner Airways Panama Operating S.A.	Netherlands

Schreiner Airways Panama S.A.	Netherlands

Schreiner Delta Consult EESV	Netherlands

Servicio Aero Litoral Ltda.**	Netherlands

Slemon Park Corporation**	Canada

Soteria Helicopter Services Limited	England

Soteria Search and Rescue Limited	England

Thai Aviation Services Limited**	Thailand

Vinland Denmark A/S	Denmark

Whirly Bird Services Limited	Scotland

*	6922767 Holding S.a. r.l. directly or indirectly owns a majority of the outstanding shares or interests.
**	6922767 Holding S.a. r.l. directly or indirectly owns less than 50% of the outstanding shares or interests.